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                                   FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                      CHICAGO BRIDGE & IRON COMPANY N.V.
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            (Exact name of registrant as specified in its charter)


      THE NETHERLANDS                                             NONE
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(State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)

P.O. BOX 74658
1070 BR AMSTERDAM
THE NETHERLANDS                                                   NONE
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(Address of principal executive offices)                         (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                          [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                       [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class         Name of each exchange on which
       to be so registered         each class is to be registered
       -------------------         ------------------------------

     Common Stock, NLG .01 Par     New York Stock Exchange
     Value

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The class of securities to be registered hereby is Common Shares, par value NLG .01 per share (the "Common Shares"), of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the "Company"). For descriptions of the Common Shares, see the information set forth under the caption "Description of Share Capital" in (i) the prospectus subject to completion, included in Part I of the Registration Statement on Form S-1 (Registration No. 333-18065) (the "Registration Statement") of the Company, as amended, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 17, 1996 and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2. EXHIBITS

        1. Pursuant to Instruction II to Form 8-A, all exhibits required by Instruction II will be filed with the New York Stock Exchange.
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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CHICAGO BRIDGE & IRON COMPANY N.V.


                                        By /s/ Robert F.X. Fusaro
                                           ----------------------
                                           Robert F.X. Fusaro
                                           Managing Director

Dated:  March 17, 1997